UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SILICON STORAGE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SILICON STORAGE TECHNOLOGY, INC.

1171 Sonora Court

Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 2, 2005

TO THE SHAREHOLDERS OF SILICON STORAGE TECHNOLOGY, INC.:

                Notice Is Hereby Given that the 2005 Annual Meeting of Shareholders of Silicon Storage Technology, Inc., a California corporation, will be held on Thursday, June 2, 2005 at 3:00 p.m., Pacific Time, at our offices located at 1020 Kifer Road, Sunnyvale, California 94086 for the following purposes:

1.               To elect six directors to serve for the ensuing year and until their successors are elected.

2.               To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005.

3.               To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

                The Board of Directors has fixed the close of business on April 19, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

JACK K. LAI
Chief Financial Officer, Vice President of Finance and
Administration and Secretary

Sunnyvale, California

April 28, 2005

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.  A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.  SHARES MAY ALSO BE VOTED ELECTRONICALLY VIA THE INTERNET.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SILICON STORAGE TECHNOLOGY, INC.

1171 Sonora Court

Sunnyvale, California 94086

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

June 2, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

                The enclosed proxy is solicited on behalf of the Board of Directors of Silicon Storage Technology, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, June 2, 2005 at 3:00 p.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.  The Annual Meeting will be held at our offices located at 1020 Kifer Road, Sunnyvale, California 94086.  We intend to mail this proxy statement, accompanying proxy card, and our 2004 Annual Report on Form 10-K on or about April 29, 2005, to all shareholders entitled to vote at the Annual Meeting.  If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically.  Please refer to the enclosed voting form for instructions.

Solicitation

                We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees.  No additional compensation will be paid to our directors, officers, or other regular employees for such services.

Voting Rights and Outstanding Shares

                Only holders of record of our common stock at the close of business on April 19, 2005 will be entitled to notice of and to vote at the Annual Meeting.  At the close of business on April 19, 2005 we had outstanding and entitled to vote 101,311,149 shares of common stock.

                Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon.  With respect to the election of directors, shareholders may exercise cumulative voting rights.  Under cumulative voting, each holder of common stock will be entitled to five votes for each share held.  Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses.  However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes.  Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

                A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy.  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.  Abstentions and broker non-votes are counted towards a quorum but are not counted for any purposes in determining whether a matter is approved.

Voting via the Internet or by Telephone

                Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet.  The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly.  Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may go to http://www.voteproxy.com to vote their shares by means of the Internet.  They will be required to provide the company number and control number contained on their proxy cards.  The shareholder will then be asked to complete an electronic proxy card.  The votes represented by such proxy will be generated on the computer screen, and the shareholder will be prompted to submit or revise them as desired.

For Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet.  If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2005.  Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted.  It may be revoked by filing with our Corporate Secretary at our principal executive offices, 1171 Sonora Court, Sunnyvale, California 94086, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.  Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

                Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of shareholders that are intended to be presented at our 2006 Annual Meeting of Shareholders must be received by us not later than January 8, 2006 in order to be included in the Proxy Statement and proxy relating to the 2006 Annual Meeting of Shareholders.  Pursuant to our bylaws, shareholders who wish to bring matters or propose nominees for director at our 2006 Annual Meeting of Shareholders must provide specified information to us between January 4, 2006 and February 3, 2006.  Shareholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice shareholder proposals and director nominations.

Electronic Delivery of Shareholder Communications

                Registered and beneficial shareholders now have the option to receive shareholder material electronically.  By signing up for electronic delivery of shareholder material such as the Annual Report and Proxy Statement, shareholders will receive e-mail notification as soon as the shareholder material becomes available online without having to wait for the material to arrive in the mail.  To sign up for electronic delivery of our future annual reports and proxy statements, please visit our web site at http://www.sst.com/investors/edelivery.xhtml. Shareholder enrollment will be effective until cancelled.  Shareholders may call Silicon Storage Technology, Inc., or SST, Investor Relations at (408) 735-9110 for questions about electronic delivery.

Householding of Proxy Materials

                The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as householding, potentially means extra convenience for shareholders and cost savings for companies.

                This year, a number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Investor Relations, via facsimile at (408) 735-9036.  Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSAL 1

ELECTION OF DIRECTORS

                There are six nominees for the six Board positions.  Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.  Each nominee listed below is currently one of our directors, all having been elected by the shareholders with the exception of Terry Nickerson, who was appointed to the Board of Directors in April 2005.  It is our policy to invite nominees for directors to attend the Annual Meeting.  All of our directors attended the 2004 Annual Meeting with the exception of Terry Nickerson.

                Shares represented by the executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below.  In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.  Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve.

                The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to our Board of Directors.  The names of the nominees and certain information about them are set forth below:

Name	Age	Position
Bing Yeh	54	Chairman, President and Chief Executive Officer
Yaw Wen Hu	55	Executive Vice President and Chief Operating Officer
Tsuyoshi Taira	66	Director
Yasushi Chikagami	66	Director
Ronald Chwang	56	Director
Terry Nickerson	65	Director

                Bing Yeh, one of our co-founders, has served as our President and Chief Executive Officer and has been a member of our Board of Directors since our inception in 1989.  In April 2004, he was appointed Chairman of the Board of Directors.  Prior to that, Mr. Yeh served as a senior research and development manager of Xicor, Inc., a nonvolatile memory semiconductor company.  From 1981 to 1984, Mr. Yeh held program manager and other positions at Honeywell Inc.  From 1979 to 1981, Mr. Yeh was a senior development engineer of EEPROM technology of Intel Corporation.  He was a Ph.D. candidate in Applied Physics and earned an Engineer degree from Stanford University.  Mr. Yeh holds a M.S. and a B.S. in Physics from National Taiwan University.

                Yaw Wen Hu, Ph.D., joined us in July 1993 as Vice President, Technology Development.  In 1997, he was given the additional responsibility of wafer manufacturing and, in August 1999, he became Vice President, Operations and Process Development.  In January 2000, he was promoted to Senior Vice President, Operations and Process Development.  In April 2004, he was promoted to Executive Vice President and Chief Operating Officer.  Dr. Hu has been a member of our Board of Directors since September 1995.  From 1990 to 1993, Dr. Hu served as deputy general manager of technology development of Vitelic Taiwan Corporation.  From 1988 to 1990, he served as FAB engineering manager of Integrated Device Technology, Inc.  From 1985 to 1988, he was the director of technology development at Vitelic Corporation.  From 1978 to 1985, he worked as a senior development engineer in Intel Corporation’s Technology Development Group.  Dr. Hu holds a B.S. in Physics from National Taiwan University and a M.S. in Computer Engineering and a Ph.D. in Applied Physics from Stanford University.

                Tsuyoshi Taira has been a member of our Board of Directors since July 1993.  Since 1996, Mr. Taira has served as Chief Executive Officer of Tazan International Inc., a venture capital and management consultancy firm.  From 1986 to 1993, he was President of Sanyo Semiconductor Corporation.  From 1993 to 1996, Mr. Taira served as Chairman of Sanyo Semiconductor Corporation.  He currently serves on the Board of Directors of  several private companies.  Mr. Taira received an Honorary Doctor of Humanities from Newport Asia Pacific University and holds a B.S. in Electrical Engineering from Tokyo Metropolitan University.

                Yasushi Chikagami has been a member of our Board of Directors since September 1995.  In 1979, he co-founded GVC Corporation in Taiwan, a modem and wireless mobile phone manufacturer, which was acquired by Lite-On IT Corporation in 1991.  Mr. Chikagami currently serves on the Board of Directors of several technology companies.  He has been Chairman of Arise Corporation, operating in Taiwan, since March 1992.  Mr. Chikagami founded and has served as Chairman of Arise, Inc., operating in Japan, since 1999.  He also serves on the Board of Directors of Everlight Chemical Industrial Corporation and Trident Microsystems, Inc as well as several private companies.  Mr. Chikagami holds a B.S. in Agricultural Engineering from National Taiwan University and a M.S. in Engineering from University of Tokyo.

                Ronald Chwang, Ph.D., has been a member of our Board of Directors since June 1997. Dr. Chwang is the Chairman and Chief Executive Officer of iD Ventures America (formerly known as Acer Technology Ventures) under the iD SoftCapital Group, a venture investment and management consulting service group formed in January 2005.  Since 1997, Dr. Chwang has been managing high tech venture investment activities in North America for Acer Group.  Dr. Chwang currently serves actively on the Board of Directors of several private companies.  Since February 2003, he has served on the Board of Directors of ATI Technologies, Inc. of Canada.  From 1986 to 1997, Dr. Chwang was with various Acer entities, serving in executive positions leading business units engaged in ASIC products, computer peripherals, and Acer-Altos server system, including from 1992 to 1997 as President and Chief Executive Officer of Acer America Corporation.  Before joining the Acer entities, Dr. Chwang worked for several years in development and management positions at Intel in Oregon and Bell Northern Research in Ottawa, Canada.  Dr. Chwang holds a B.Eng. (with honors) in Electrical Engineering from McGill University and a Ph.D. in Electrical Engineering from the University of Southern California.

                Terry Nickerson was appointed to the Board of Directors in April 2005.  From 2001 to 2005, Mr. Nickerson served as the Senior Vice President of Finance and Chief Financial Officer of ATI Technologies, Inc., a semiconductor manufacturer.  From 1999 to 2000, he was Vice President and General Manager, Automotive Gear Division, of Stackpole Ltd.  From 1988 to 1990, he served as Chief Financial Officer of Northern Telecom Ltd.  While with Northern Telecom, he was also President of Northern Telecom Electronics, a subsidiary responsible for Northern Telecom’s ASIC and Printed Circuit Board manufacturing.  Mr. Nickerson spent over 18 years at IBM primarily in Finance and Planning roles.  He was also General Manager of the IBM plant in Don Mills, Ontario, which later became Celestica Inc.  While with both IBM and Northern Telecom, he served on international assignments covering Asia, Europe, and Latin America.  Mr. Nickerson has a BSc in Metallurgy Engineering from Queen’s University and a M.B.A. from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Independence of the Board of Directors

                As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  Our Board of Directors consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect time to time.

                Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and SST, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Yeh, our President, Chief Executive Officer and Chairman of the Board, and Dr. Hu, our Executive Vice President and Chief Operating Officer.

Information Regarding the  Board of Directors and its Committees

        In April 2004, our Board of Directors documented the governance practices followed by us by adopting Corporate Governance Policies to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management.  The policies are also intended to align the interests of directors and management with those of our shareholders.  The Corporate Governance Policies set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Policies were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.  The Corporate Governance Policies, as well as the charters for each committee of the Board, may be viewed at www.sst.com.

As required under new Nasdaq listing standards, in fiscal 2004, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.  Dr. Chwang serves as  our Lead Independent Director and presides over such executive sessions.

        The following table provides membership and meeting information for fiscal 2004 for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Bing Yeh	—		—		—
Yaw Wen Hu	—		—		—
Tsuyoshi Taira	X		X	*	X
Yasushi Chikagami(1)	X		X		X
Ronald Chwang	X	*	X		X	*
Terry Nickerson(2)	—		—		—

Total meetings in 2004	7		4		1

*                                         Committee Chairperson

(1)                                  Resigned as a member of the Audit Committee in April 2005.

(2)                                  Appointed to the Board of Directors in April 2005.

Below is a description of each committee of the Board of Directors.  Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to SST.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process.  For this purpose, the Audit Committee performs several functions:

•                                          evaluates the performance and assesses the qualifications of the independent registered public accounting firm;

•                                          determines and approves the engagement of the independent registered public accounting firm;

•                                          determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm;

•                                          reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•                                          monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law;

•                                          confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;

•                                          establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•                                          reviews the financial statements to be included in our Annual Report on Form 10-K; and

•                                          discusses with management and the independent registered public accounting firm the results of the annual audit and the results of their review of our quarterly financial statements.

        Three directors currently comprise the Audit Committee:  Messrs. Taira, Chwang and Nickerson.  Mr. Chikagami resigned from the Audit Committee in April 2005.  Mr. Nickerson was appointed to the Audit Committee in April 2005.  The Audit Committee met seven times during 2004.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).  The Board of Directors has determined that Mr. Nickerson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.  The Board made a qualitative assessment of Mr. Nickerson’s level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of both Northern Telecom Ltd. and ATI Technologies Inc.

Compensation Committee

The Compensation Committee of the Board of Directors:

•                  reviews and approves the overall compensation strategy and policies for SST;

•                  reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•                  determines the compensation and other terms of employment of our Chief Executive Officer;

•                  reviews and approves the compensation and other terms of employment of the other executive officers and senior management; and

•                  administers our stock option and employee stock purchase plans, bonus plans, and similar programs.

Four directors comprise the Compensation Committee:  Messrs. Taira, Chikagami, Chwang and Nickerson.

Mr. Nickerson was appointed to the Compensation Committee in April 2005.  All members are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).  The Compensation Committee met four times during 2004.

        We also have a Non-Officer Stock Award Committee that grants stock awards pursuant to the 1995 Equity Incentive Plan to employees who are not executive officers.  The grants must be in accordance with guidelines adopted by the Compensation Committee.  Except as approved by the Compensation Committee, the grants must not exceed 36,000 shares to any individual. This committee has one member: Mr. Yeh, who is our President and Chief Executive Officer.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors:

•                  identifies, reviews and evaluates candidates to serve as directors of the Company (consistent with criteria approved by the Board);

•                  reviews and evaluates incumbent directors;

•                  recommends candidates to the Board for election to the Board;

•                  makes recommendations to the Board regarding membership on committees of the Board;

•                  assesses the performance of the Board; and

•                  reviews and assesses our corporate governance principles.

                Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://www.sst.com.  Four directors comprise the Nominating and Corporate Governance Committee:  Messrs. Taira, Chikagami, Chwang and Nickerson.  Mr. Nickerson was appointed to the Nominating and Corporate Governance Committee in April 2005.  All members are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).  The Nominating and Corporate Governance Committee was formed in April 2004 and met one time during 2004.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SST, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of SST and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and SST, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to SST during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.  To date, the Nominating and Corporate Governance Committee has not received a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1171 Sonora Court, Sunnyvale, California 94086, attention: Nominating and Corporate Governance Committee, at least 120 days prior to the anniversary date of the mailing of the our proxy statement for the last annual meeting of shareholders.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

                The Board of Directors met five times during the last fiscal year.  All directors attended at least 75% of the aggregate of the meetings of the Board of Directors, and all directors attended at least 75% of the aggregate of the meetings of the committees on which they served, held during the period for which they were a director or committee member, respectively, except as follows: (1) Mr. Taira attended four out of the seven meetings of the Audit Committee held during the period for which he was a committee member, and (2) Mr. Chikagami attended four out of the seven meetings of the Audit Committee held during the period for which he was a committee member.

Shareholder Communications with the Board of Directors

                The Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors or any of its directors.   Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to our Corporate Secretary at 1171 Sonora Court, Sunnyvale, California 94086.  All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a periodic basis.  If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Conduct

                We have adopted the Silicon Storage Technology, Inc. Code of Conduct that applies to all of our officers, directors and employees.  The Code of Conduct is available on our website at http://www.sst.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and the Board of Directors has directed that management submit the selection of independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.  PricewaterhouseCoopers LLP has audited our financial statements since 1991.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise.  However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and that of our shareholders.

PricewaterhouseCoopers LLP fees for the fiscal years ended December 31, 2003 and 2004 are as follows:

	2003	2004

Audit fees	$623,000	$1,989,000
Audit-related fees	$—	$—
Tax fees	$113,000	$59,000
All other fees	$1,000	$—
Total	$737,000	$2,048,000

                Audit Fees:  This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q, services provided in connection with the annual audit of SST’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

                Audit-Related Fees:  This category consists of assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

                Tax Fees:  This category consists of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax advice.  The services for the fees disclosed under this category include tax return preparation and technical tax advice.

                All Other Fees:  This category consists of fees for advice on compliance with certain foreign investment rules.

                All of the fees for 2004 described above were pre-approved by the Audit Committee.  The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

                The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting, which shares voting affirmatively also constitute at least a majority of the required quorum, at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.  For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been ratified.

Pre-Approval Policies and Procedures

                The Audit Committee pre-approves all audit and non-audit services and has delegated authority to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP to Mr. Nickerson, effective upon our 2005 Annual Meeting of Shareholders.  Dr. Chwang has been delegated this authority until our 2005 Annual Meeting of Shareholders.  Dr. Chwang is, and Mr. Nickerson will be, required to inform the Audit Committee of such pre-approved services at the next meeting of the Audit Committee following such pre-approval.  PricewaterhouseCoopers LLP is required to periodically report to the Audit Committee regarding the extent of the services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval, and the fees for the services performed to date.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2005 by:

•                    each of the officers listed in the Summary Compensation Table;

•                    each director;

•                    all of our officers and directors as a group; and

•                    all those known by us to be beneficial owners of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Beneficial ownership also includes shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2005.  These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentage of ownership is based on 97,860,046 shares of common stock outstanding on April 1, 2005.  Unless otherwise indicated, the address of each of the individuals named below is: c/o Silicon Storage Technology, Inc., 1171 Sonora Court, Sunnyvale, California 94086.

	Beneficial Ownership
Name	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 1, 2005	Number of Shares (Including Number Shown in First Column)	Percentage of Total
Officers and Directors
Bing Yeh (1)	99,166	10,807,166	11.0%
Yaw Wen Hu	376,391	1,228,448	1.3%
Michael Briner (2)	232,124	864,196	*
Isao Nojima	77,510	440,902	*
Derek Best	127,708	131,267	*
Tsuyoshi Taira	110,570	110,570	*
Yasushi Chikagami	72,000	72,000	*
Ronald Chwang	54,000	215,613	*
All officers and directors as a group (11 persons)	1,398,828	14,442,275	14.8%
5% Stockholders
Mac-Per-Wolf Company (3)	—	4,752,850	4.9%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)                                  Includes (1) 3,038,163 shares held by the Yeh Family Trust U/D/T dated August 14, 1995, of which Mr. Yeh and his wife are trustees, (2) 7,579,837 shares held by Golden Eagle Capital L.P. of which Mr. Yeh and his wife are general partners and (3) 90,000 shares held in an IRA account in the name of Bing Yeh.  Mr. Yeh disclaims beneficial ownership of the shares held by Golden Eagle Capital L.P. except to the extent of his pecuniary interest therein.

(2)                                  Includes 24,000 shares and 14,000 shares held by Tammy Briner, custodian of Jeffrey Daniel Briner and Katherine M. Briner under the Uniform TRFS to Minors Act/CA, respectively.

(3)                                  Mac-Per-Wolf Company is located at 310 S. Michigan Ave. Suite 2600, Chicago, IL 60604.  Based solely on a Schedule 13G, as of December 31, 2004 as filed with the SEC on January 31, 2005 by Mac-Per-Wolf Company.

Compliance with the Reporting Requirements of Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of such reports furnished to us, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers and directors were complied with except Derek Best, our Senior Vice President, Sales and Marketing, filed a late report on Form 4 relating to a pledge of shares of our common stock as collateral for a non-recourse loan at a 90% loan-to-value ratio.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS (1)

                The Audit Committee oversees SST’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of SST’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-K with SST’s management.

                The Audit Committee met with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and reviewed and discussed the audited financial statements and other issues deemed significant by the independent registered public accounting firm, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended.  In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and SST, including the matters in the written disclosures required by the Independence Standards Board Standard and considered the compatibility of any non-audit services with the registered public accounting firm’ independence.  The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of SST’s internal controls and the overall quality of SST’s financial reporting.

                In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.  The Audit Committee has selected, subject to shareholder ratification, PricewaterhouseCoopers LLP as SST’s independent registered public accounting firm for the year ending December 31, 2005.

Audit Committee

Ronald Chwang (Chairman)

Tsuyoshi Taira

Yasushi Chikagami

(1)          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

COMPENSATION

Compensation of Directors

In April 2005, our Board, upon recommendation of the Compensation Committee of the Board, approved the Non-Employee Director Cash Retainer Program, or the Director Retainer Program.  Pursuant to the Director Retainer Program, our non-employee directors are entitled to receive between $20,000 and $30,000 annually and $800 and $1,500 per meeting, based on their position on the Board, in connection with their attendance of board and committee meetings.  In addition, they are reimbursed for certain travel-related expenses in connection with attendance at Board and committee meetings in accordance with our policy.  Members of our board who are also employees of SST do not receive any cash compensation for their services as members of our Board.

Each of our non-employee directors receives stock option grants under our 1995 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan.  During 2004, we granted fully vested options under the Directors’ Plan covering 18,000 shares to each of Messrs. Taira, Chikagami and Chwang at an exercise price of $9.97 per share based on the closing sale price reported on the Nasdaq National Market on the date of grant.  The options are fully vested on the grant date.  In April 2005, our Board amended the Directors' Plan.  Pursuant to the Directors’ Plan, upon each non-employee director's initial election or appointment to the Board, such new non-employee director receives an initial stock option grant for 45,000 shares of common stock.  Pursuant to the Directors’ Plan, as amended, each such initial stock option grant will vest as to 25% of the shares subject to the grant on the yearly anniversary of the grant date. Previously, each such initial stock option was fully vested and exercisable upon grant.  In addition, pursuant to the Directors’ Plan, as amended, each non-employee director will receive a fully vested annual stock option grant for 12,000 shares of common stock. Previously, each non-employee director received a fully vested annual stock option grant for 18,000 shares of common stock.

                In addition, in April 2005, the Compensation Committee granted Mr. Nickerson an option under the Director’s Plan covering 45,000 shares at an exercise price of $3.07 per share based on the closing sale price reported on the Nasdaq National Market on the date of grant.

Compensation of Officers

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by our Chief Executive Officer and our four other most highly compensated officers at December 31, 2004. Amounts under the column “All Other Compensation” include matching contributions to 401(k) plans, patent awards, and amounts paid by us on behalf of the officers for supplemental life insurance.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Stock Options	All Other Compensation
Bing Yeh	2004	$440,450	$56,852		45,000	$4,564
President and Chief Executive	2003	$392,700	$—		30,000	$19,566
Officer	2002	$392,700	$—		30,000	$3,557

Yaw Wen Hu (1)	2004	$322,760	$36,579		83,512	$4,111
Executive Vice President	2003	$286,560	$—		11,485	$4,513
Chief Operating Officer	2002	$286,560	$—		12,059	$2,864

Michael Briner	2004	$267,733	$26,400		19,514	$4,567
Senior Vice President, Application	2003	$251,984	$—		10,196	$2,268
Specific Product Group	2002	$246,330	$—		11,529	$2,185

Derek Best	2004	$263,925	$26,166		19,514	$3,102
Senior Vice President, Sales and	2003	$248,400	$604,900	(2)	10,079	$1,867
Marketing	2002	$248,400	$—		10,999	$2,166

Isao Nojima (3)	2004	$244,099	$27,629		60,465	$6,288
Senior Vice President, Standard	2003	$214,593	$—		8,438	$2,180
Memory Product Group	2002	$214,593	$—		8,905	$1,644

(1) Dr. Hu was promoted to Executive Vice President and Chief Operating Officer in April 2004.

(2) During 2002, Mr. Best earned a cash bonus of $604,900 in recognition of his responsibilities and services during the year.  The bonus was paid in January 2003.

(3) Mr. Nojima was promoted to Senior Vice President, Standard Memory Product Group, in April 2004.  Mr. Nojima resigned from SST in April 2005.

Stock Option Grants and Exercises

The following tables show for the fiscal year ended December 31, 2004, information regarding options granted to, exercised by, and held at year end by the officers listed in the Summary Compensation Table above.

2004 Stock Option Grants

The exercise price of each option was equal to the fair market value of our common stock on the date of grant.  Mr. Yeh’s option was equal to 110% of the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•                    multiplying the number of shares of common stock subject to a given option by 100% of the fair market value of our common stock on the date of grant;

•                    assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

•                    subtracting from that result the aggregate option exercise price.

The shares listed in the following table under “Number of Securities Underlying Option Granted” are subject to vesting.  Each of the stock options listed in the table, except for Mr. Yeh’s option, vests monthly over a one-year period beginning approximately two to four years from the date of grant.  Mr. Yeh’s option vests over a four-year period, 25% after one year and 2.083% per month thereafter.  Each of the options has a ten-year term, except for Mr. Yeh’s option which has a five-year term, subject to earlier termination if the optionee’s service with us ceases.  Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable.

Percentages shown under “Percent of Total Options Granted in 2004” are based on 2,395,678 options granted to our employees and directors during 2004.

Individual Grants

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted in 2004	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Bing Yeh	45,000	(1)	1.87%	$13.33	1/19/2009	$96,144	$278,432
Yaw Wen Hu	12,000	(2)	3.49%	$12.12	1/19/2014	$91,466	$231,794
	60,000	(1)		$16.34	4/19/2014	$616,568	$1,562,505
	11,512	(3)		$6.66	10/18/2014	$48,217	$122,192
Michael Briner	10,000	(2)	0.81%	$12.12	1/19/2014	$76,222	$193,162
	9,514	(4)		$6.66	10/18/2014	$39,849	$100,985
Derek Best	10,000	(2)	0.81%	$12.12	1/19/2014	$76,222	$193,162
	9,514	(5)		$6.66	10/18/2014	$39,849	$100,985
Isao Nojima	10,000	(2)	2.52%	$12.12	1/19/2014	$76,222	$193,162
	40,000	(1)		$16.34	4/19/2014	$411,046	$1,041,670
	10,465	(6)		$6.66	10/18/2014	$43,832	$111,079

(1)          Option vests as to 25% of the shares on January 19, 2005 and 2.083% per month thereafter for three years.

(2)          Option vests as to 20% of the shares on January 19, 2005 and 1.67% per month thereafter for four years.

(3)          Option vests monthly over a one-year period beginning on October 16, 2006.

(4)          Option vests monthly over a one-year period beginning November 23, 2006.

(5)          Option vests monthly over a one-year period beginning June 2, 2007.

(6)          Option vests monthly over a one-year period beginning March 15, 2007.

Aggregate Option Exercises in

2004 and December 31, 2004 Option Values

                Amounts shown under the column “Value Realized” are based on the closing sales price of our common stock on the date of exercise as reported on the Nasdaq National Market less the exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2004” are based on the closing price of our common stock on December 31, 2004, of $5.95, as reported on the Nasdaq National Market, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at December 31, 2004 Exercisable / Unexercisable
Bing Yeh	—	$—	380,312 / 69,688	$27,341 / $29,719
Yaw Wen Hu	—	$—	356,440 / 96,503	$793,914 / $2,312
Michael Briner	—	$—	228,728 / 31,400	$635,926 / $2,210
Derek Best	—	$—	122,302 / 43,879	$20,225 / $30,195
Isao Nojima	193,236	$1,750,345	59,259 / 80,455	$13,274 / $24,426

Equity Compensation Plan Information

SST has three stockholder approved equity compensation plans: the 1995 Equity Incentive Plan, 1995 Non-Employee Directors’ Plan and 1995 Employee Stock Purchase Plan.  The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	11,031,460	$8.23(2)	6,051,541

Equity compensation plans not approved by security holders	—	—	—

Total	11,031,460	$8.23	6,051,541

(1)          The plans included in this row include our 1995 Equity Incentive Plan, 1995 Non-Employee Directors’ Plan and 1995 Employee Stock Purchase Plan.

(2)          Represents the weighted average exercise price of outstanding stock options only.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON COMPENSATION (1)

                Our officer compensation program is administered by the Compensation Committee of the Board of Directors which is composed of Messrs. Taira, Chikagami, and Chwang.

                Our officer compensation program is designed to retain and reward officers who are responsible for leading us in achieving our business objectives. The compensation of our chief executive officer and other executive officers is established by the Compensation Committee.

Compensation Philosophy

                The objectives of our compensation program are to:

•                    align compensation with our business objectives and individual performance;

•                    motivate and reward high levels of performance;

•                    recognize and reward the achievement of team and individual goals; and

•                    enable us to attract, retain and reward officers who contribute to our long-term success.

                Our officer compensation philosophy is to tie a significant portion of our compensation to our performance and attainment of team and individual goals and objectives by our officers and is based on the following:

•                    The Compensation Committee regularly compares our officer compensation practices with those of other companies in the semiconductor industry and other technology-related industries and sets our compensation guidelines based on this review.  Our base annual salaries for our officers are generally in the low to mid-range of those paid to officers of companies with comparable revenue targets in high technology industries.  The Compensation Committee seeks, however, to provide our officers with opportunities for higher compensation through profit sharing and stock options which, when we are profitable, places total compensation in the mid to upper-range of comparable companies.

•                    The Compensation Committee believes that an officer compensation program that ties profit sharing awards to performance and achievement of our stated goals serves both as an influential motivator to its officers and as an effective instrument for aligning their interests with those of our shareholders.

•                    The Compensation Committee also believes that a substantial portion of the compensation of our officers should be linked to the success of our stock in the marketplace.  The linkage is achieved through our stock option program, which also serves to more fully align the interests of management with those of our shareholders.

(1)  Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

Implementation of Compensation Program

                Annual compensation for our officers consists of four principal elements:  salary, cash bonus, profit sharing and stock options.

                The Compensation Committee sets the base annual salary and levels of compensation for officers by reviewing compensation for comparable positions in the market and the historical compensation levels of our officers.  Currently, the base annual salaries of our officers are at levels which the Compensation Committee believes are generally in the low to mid-range of those of officers of companies with which we compare ourselves.  The Compensation Committee members participate in the deliberations of the annual salaries for all officers.  Increases in annual salaries are based on a review and evaluation of officer salary levels and the demonstrated capabilities of the officers in managing the key aspects of a fabless semiconductor company, including:

•                    corporate partnering, patent strategy and technology collaborations;

•                    research and development;

•                    market development and market penetration;

•                    financial matters, including attracting capital and financial planning; and

•                    human resources.

Compensation of the Chief Executive Officer

                As discussed below, Mr. Yeh is eligible to participate in the same officer compensation plans available to our other officers.  The non-employee members of the Compensation Committee set Mr. Yeh’s total annual compensation, including compensation derived from our profit sharing program, at a level it believes is appropriate in comparison with other chief executive officers at mid-sized companies in technology-related industries with comparable revenue targets.

                Mr. Yeh earned $440,450 in 2004 as base salary.  Despite Mr. Yeh's contributions with respect to our profitability for 2004, the increase in product shipments, the introduction of new products, the advancement of market development and diversification of market penetration, the continued development of corporate partnership strategy, and the refinement of overall strategic direction, we decided not to increase Mr. Yeh’s base salary in 2005.  In addition, due to economic conditions in late 2004, none of our employees received annual salary increases from 2004 to 2005, and therefore we and Mr. Yeh did not believe that it would be appropriate to increase Mr. Yeh’s base salary.  During 2004 Mr. Yeh was also paid profit sharing of $56,852.  Profit sharing is calculated and based on a pre-determined formula that is applied to our employees as described below.  During 2004, Mr. Yeh was also granted an option to purchase 45,000 shares of our common stock at an exercise price of $13.33, based on 110% of the closing price of our common stock as reported on the Nasdaq National Market on the date of grant.  The option was granted in recognition of Mr. Yeh’s performance and was intended to provide him with a continuing incentive to remain with SST and contribute to our success.

Profit Sharing and Cash Bonus

                During 2004, profit sharing was calculated for all employees, including officers but excluding employees in the sales department, twice using two pre-determined profit sharing-based formulas.  The first formula allocates 10% of our operating profit to a profit sharing pool provided that we have met our twin profitability goals of both pre-tax profits and operating profits in excess of 10% of revenues.  If pre-tax profits or operating profits are less than 10% of revenues, no allocation is made to profit sharing.  The first formula is also reduced by a quality adjustment, which is calculated based on the percentage difference between gross product revenues and net product revenues, and then multiplied by five.  The profit sharing pool to be distributed is reduced by this percentage.  The second formula apportions some of the profit sharing pool, if any, to each employee based on the employee’s length of employment, level of performance and base salary and the individual employee’s compliance with our Management by Objective, or MBO, method to help employees with planning their work.  An individual’s profit sharing is subject to a 20% reduction if such employee fails to post his or her MBOs on our intranet by a specified time.  Level of performance is a numerical value assigned in performance reviews independently of the profit sharing program.  We currently calculate bonuses based on our financial performance in the periods January 1 through June 30 and July 1 through

December 31.  During 2004, a separate bonus plan was used for employees in the sales department, which is based on the achievement of pre-determined sales quotas and product design wins which generate minimum revenue thresholds.  The sales bonus portion that relates to sales quotas is also subject to quality adjustment in the manner described above.  The Senior Vice President of Sales & Marketing participates in our overall profit sharing plan but not in the sales bonus plan.

                As we achieved the profitability requirements of the profit sharing plan in the first half of 2004, all employees eligible for profit sharing received awards under this plan.  Amounts related to profits earned during the period January 1, 2004 through June 30, 2004 were paid out on September 20, 2004.  As we did not achieve our profitability requirements of the profit sharing plan for the period July 1, 2004 through December 31, 2004, none of our officers, or any other employee, were eligible for profit sharing in second half of 2004.

Stock Awards

                Total compensation at the officer level also includes long-term incentives offered by stock awards under the 1995 Equity Incentive Plan.  Stock awards are designed to align the long-term interests of our employees with those of our shareholders and to assist in the retention of employees.  The size of an individual stock award is generally intended to reflect the employee’s position with, and his or her importance to us, and past and future anticipated contributions to our business, and how many years of future service for which the employee has non-vested options.  It has been our practice to fix the exercise price of stock option grants at 100% of the fair market value per share on the date of grant.  Options are generally subject to vesting over a four or five year period in order to encourage key employees to continue in our employ.  As required under our 1995 Equity Incentive Plan, the exercise price of stock option grants for officers who own more than 10% of the shares of our outstanding stock is set at 110% of the fair market value on the date of grant.

                The Compensation Committee administers the 1995 Equity Incentive Plan for our officers.  The Board of Directors has delegated to the Non-Officers Stock Option Committee the administration of the 1995 Equity Incentive Plan for all of our other employees for option grants of not more than 36,000 shares per option grant.  In January 1997, a stock replenishment program was approved by the Board of Directors whereby options may be granted on a smaller and more frequent basis to both our officers and employees in order to ensure that each eligible employee possesses non-vested options for four years of future service.  We have granted, and intend to continue to grant, options to our officers on a routine basis as part of this stock replenishment program.

Federal Tax Considerations

                Section 162(m) of the Internal Revenue Code, or the Code, limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain officers in a taxable year.  Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m).

                The Compensation Committee believes that, at the present time, it is quite unlikely that the compensation paid that may be subject to the deduction limit will exceed $1 million in a taxable year for any such executive whether or not the compensation qualifies as performance-based compensation. Therefore, the Compensation Committee has not established as a priority designing executive compensation packages specifically intended to avoid the Section 162(m) limitations.  The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to grant compensation awards in the future in a manner consistent with SST’s best interests.

Compensation Committee

Tsuyoshi Taira

Yasushi Chikagami

Ronald Chwang

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

                During 2004, the Compensation Committee of the Board of Directors was composed of Messrs. Taira, Chikagami and Chwang.  Terry Nickerson was appointed to the Compensation Committee in April, 2005.

                No current member of the Compensation Committee and none of our officers serve as a member of a compensation committee of any entity that has one or more officers serving as a member of our Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

                The following chart shows the total shareholder return of an investment of $100 in cash on December 31, 1999 for:

•                                          our common stock;

•                                          the Nasdaq Stock Market (U.S.) Index;

•                                          the RDG Semiconductor Composite.

                All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 1999, 2000, 2001, 2002, 2003 and 2004.  We have never paid a cash dividend.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04

SILICON STORAGE TECHNOLOGY, INC.	100.00	86.36	70.11	29.38	80.00	43.27
NASDAQ STOCK MARKET (U.S.)	100.00	72.62	50.23	29.12	44.24	47.16
RDG SEMICONDUCTOR COMPOSITE	100.00	74.97	65.57	33.13	62.41	50.72

This section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation of language in any such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business Relationships

Mr. Yeh is a member of the board of directors of Apacer Technology, Inc. or Apacer, one of our customers and vendors.  As of December 31, 2004, we owned a 10% interest in Apacer.  In 2004, Apacer accounted for $2.4 million, or 0.6%, of our net product revenues, and we purchased $707 thousand in products and services from Apacer.

Mr. Yeh is a member of the board of directors of Silicon Technology Co., Ltd, or Silicon Technology, one of our customers.  As of December 31, 2004, we owned a 9% interest in Silicon Technology.  In 2004, Silicon Technology accounted for $7.9 million, or 2.0%, of our net product revenues.

Mr. Yeh is a member of the board of directors of Professional Computer Technology Limited, or PCT, a Taiwanese public company.  PCT and its wholly-owned subsidiary Silicon Professional Alliance Corporation, or SPAC, are two of our manufacturers’ representatives.  As of December 31, 2004, we owned a 13% interest in PCT.  PCT has a separate company and wholly-owned subsidiary, Silicon Professional Technology Ltd., or SPT, which provides planning, warehousing, delivery, billing, collection and other logistic functions for us in Taiwan, China and other Southeast Asia countries.  In 2004, PCT and its subsidiaries SPT and SPAC together accounted for $214.2 million, or 52.9%, of our net product revenues.  At December 31, 2003, we had net accounts receivable from SPT of $32.0 million.

Mr. Yeh is a member of the board of directors of Powertech Technology, Inc., or PTI, a Taiwanese public company.  PTI is one of our vendors.  As of December 31, 2004, we owned a 2% interest in PTI.  Our purchases from PTI are made pursuant to purchase orders at prevailing market prices.  At December 31, 2004, we had net accounts payable to PTI of $3.9 million.

Mr. Yeh is a member of the board of directors of Grace Semiconductor Manufacturing Corporation, or GSMC.  Shanghai Grace Semiconductor  Manufacturing Corporation, or Grace, is a wholly-owned subsidiary of GSMC.  Grace is one of our vendors.  As of December 31, 2004, we owned a 10% interest in GSMC.  Our purchases from Grace are made pursuant to purchase orders at prevailing market prices.  At December 31, 2004, we had net accounts payable to Grace of $17.2 million.

Mr. Yeh’s brother is the General Manager of SST International Macao Commercial Offshore Co. Ltd, our processing center.  In 2004, he was paid $55,519 in compensation and profit sharing and was granted an option to purchase 3,140 shares of common stock at an exercise price of $6.48 per share.

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers and directors which provide, among other things, that we will indemnify these persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or agent, and otherwise to the full extent permitted under California law and our bylaws.

As a matter of policy, all transactions between us and any of our officers, directors or principal shareholders will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be in connection with our bona fide business purposes.

Other Matters

                The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

JACK K. LAI
Chief Financial Officer, Vice President of Finance and
Administration and Secretary

April 28, 2005

Our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Corporate Secretary, Silicon Storage Technology, Inc., 1171 Sonora Court, Sunnyvale, California 94086.

0

PROXY	SILICON STORAGE TECHNOLOGY, INC.	PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2005

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on Thursday, June 2, 2005 at 3:00 p.m. PDT and hereby appoints Bing Yeh and Jack K. Lai, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Silicon Storage Technology, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Silicon Storage Technology, Inc. to be held at the offices of the Company at 1020 Kifer Rd., Sunnyvale, California 94086 on Thursday, June 2, 2005 at 3:00 p.m.  PDT, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

Silicon Storage Technology, Inc.

June 2, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect six directors to serve for the ensuing year and until their			FOR	AGAINST	ABSTAIN
successors are elected.		2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
NOMINEES:
FOR ALL NOMINEES	Bing Yeh
Yaw Wen Hu
WITHHOLD AUTHORITY FOR ALL NOMINEES	Tsuyoshi Taira
Yasushi Chikagami
FOR ALL EXCEPT (See instructions below)	Ronald Chwang	3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Terry M. Nickerson

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.